Exhibit 99.1

American Software Reports Fourth Quarter and Fiscal Year 2021 Results

Record Quarterly Bookings Accelerated Growth in Cloud Services Annual Contract Value

ATLANTA--(BUSINESS WIRE)--June 8, 2021--American Software, Inc. (NASDAQ: AMSWA) today reported preliminary financial results for the fourth quarter and fiscal year 2021.

Key Fourth Quarter Financial Highlights:

  Subscription fees were $8.1 million for the quarter ended April 30, 2021, a 28% increase compared to $6.3 million for the same period last year, and Software license revenues were $1.2 million, a 15% increase compared to $1.1 million for the same period last year.
  Cloud Services Annual Contract Value (ACV) increased approximately 45% to $38.3 million for the quarter ended April 30, 2021 compared to $26.4 million during the same period of the prior year.
  Total revenues for the quarter ended April 30, 2021 decreased 2% to $28.6 million, compared to $29.3 million for the same period of the prior year.
  Recurring revenue streams for Maintenance and Cloud Subscriptions were 60% of total revenues in the quarter ended April 30, 2021 compared to 57% in the same period of the prior year.
  Maintenance revenues for the quarter ended April 30, 2021 decreased 12% to $9.2 million compared to $10.4 million for the same period last year.
  Professional services and other revenues for the quarter ended April 30, 2021 decreased 13% to $10.1 million compared to $11.5 million for the same period last year.
  Operating earnings for the quarter ended April 30, 2021 increased 20% to $1.9 million compared to $1.6 million for the same period last year.
  GAAP net earnings for the quarter ended April 30, 2021 increased 460% to $3.1 million or $0.09 per fully diluted share compared to $0.5 million or $0.02 per fully diluted share for the same period last year.
  Adjusted net earnings for the quarter ended April 30, 2021, which excludes non-cash stock-based compensation expense and amortization of acquisition-related intangibles, increased 185% to $3.6 million or $0.11 per fully diluted share compared to $1.3 million or $0.04 per fully diluted share for the same period last year.
  EBITDA decreased by 9% to $3.1 million for the quarter ended April 30, 2021 compared to $3.4 million for the same period last year.
  Adjusted EBITDA decreased by 4% to $3.7 million for the quarter ended April 30, 2021 compared to $3.9 million for the same period last year. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income (expense) & other, net, income tax expense (benefit) and non-cash stock-based compensation expense.

Key Fiscal Year 2021 Financial Highlights:

  Subscription fees were $28.9 million for the twelve months ended April 30, 2021, a 31% increase compared to $22.0 million for the same period last year, while Software license revenues were $3.0 million, a 61% decrease compared to $7.6 million for the same period last year, reflecting our continued transition to the SaaS engagement model.
  Total revenues for the twelve months ended April 30,2021 decreased 4% to $111.4 million compared to $115.5 million for the same period last year.
  Recurring revenue streams for Maintenance and Cloud Services were 62% of total revenues for the twelve-month period ended April 30, 2021 compared to 56% in the same period of the prior year.
  Maintenance revenues for the twelve months ended April 30, 2021 were $39.9 million, a 7% decrease compared to $43.1 million for the same period last year.
  Professional services and other revenues for the twelve months ended April 30, 2021 decreased 7% to $39.6 million compared to $42.8 million for the same period last year.
  For the twelve months ended April 30, 2021, the Company reported operating earnings of approximately $4.4 million compared to $6.0 million for the same period last year, a 28% decrease.
  GAAP net earnings were approximately $8.1 million or $0.24 per fully diluted share for the twelve months ended April 30, 2021, a 20% increase compared to $6.7 million or $0.21 per fully diluted share for the same period last year.
  Adjusted net earnings for the twelve months ended April 30, 2021, which excludes stock-based compensation expense and amortization of acquisition-related intangibles, increased 9% to $10.8 million or $0.33 per fully diluted share, compared to $9.9 million or $0.31 per fully diluted share for the same period last year.
  EBITDA decreased by 30% to $10.0 million for the twelve months ended April 30, 2021 compared to $14.1 million for the same period last year.
  Adjusted EBITDA decreased 23% to $12.5 million for the twelve months ended April 30, 2021 compared to $16.2 million for the twelve months ended April 30, 2020. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income (expense) & other, net, income tax expense (benefit) and non-cash stock-based compensation.

The overall financial condition of the Company remains strong, with cash and investments of approximately $104.7 million, an increase of approximately $10.0 million when compared to April 30, 2020, and no debt as of April 30, 2021. During the fourth quarter of fiscal year 2021, the Company paid shareholder dividends of approximately $3.6 million.

“We are pleased with our fourth quarter and overall fiscal year 2021 performance. In the midst of the economic uncertainty resulting from the pandemic, we exited the year on a strong note with both net new Cloud Services ACV and total bookings more than doubling our prior highs for a quarter,” said Allan Dow, CEO and president of American Software. “Our performance reflects increasing adoption of cloud-based supply chain transformation solutions and our backlog as measured by our Remaining Performance Obligations (RPO) increased 51% to $116 million in the fourth quarter when compared to last year, which demonstrates the longer-term commitment of our customers to our platform and services. Our pipeline remains robust as we enter our fiscal year 2022 as the current spotlight on supply chain disruption continues to fuel interest in supply chain transformation initiatives.”

“This past year also heightened the importance of a resilient, agile enterprise that champions corporate social responsibility and sustainability,” continued Dow. “Our commitment to enabling our customers to create sustainable supply chains that improve lives and the world we live in is at the core of our brand promise. During the last year, our customers entrusted us to provide innovation and services as they faced significant challenges because of the pandemic. We delivered solutions at a record pace, and innovation that has been recognized as industry leading.”

Key fourth quarter and fiscal year 2021 highlights:

Customers & Channels

  Notable new and existing customers placing orders with the Company in the fourth quarter include: Ashley Furniture Industries, LLC, Black Rifle Coffee Company LLC, Emerson Professional Tools, LLC, Global Resources International, Inc., GOJO Industries, Inc., Hasbro, Inc., Hostess Brands, LLC, Hybrid Promotions LLC, Insmed Incorporated, Kyjen Company, LLC (DBA Outward Hound), La La Land Creative Company LLC, Lacoste Operations, Next Level Apparel, OFS Fitel, LLC, Peet's Coffee, Inc., Petrobras Distribuidor S.A, Premier Farnell UK Limited, Reynolds Consumer Products Company, Rhone Apparel, Inc., Rituals Cosmetics Enterprise B.V., SPARC Group LLC, Under Armour, Inc. and Vitalus Nutrition, Inc.
  During the quarter, SaaS subscription and/or software license agreements were signed with customers located in the following 9 countries/territories: Brazil, Canada, France, Mexico, Netherlands, Puerto Rico, Sweden, United Kingdom, and United States.
  Logility, Inc., and Demand Management, Inc., each a subsidiary of the Company, congratulated Clark Mitchell, vice president of demand planning at Kontoor Brands, Inc., Joanna George, director of demand planning, Siemens Healthineers, and the TenCate Geosynthetics Americas team on the selection to the 2021 Supply & Demand Chain Executive Pros to Know.

Company and Technology

  Logility and Demand Management announced Allan Dow, Anna Palmer, Fred Isenberg, Mark Burstein, Roger Mayerson, and Bill Harrison were named as 2021 Pros to Know by industry publication Supply & Demand Chain Executive. Each is recognized for their commitment to helping shape the digital future of supply chain.
  Logility announced its positioning as a Leader in the 2021 Gartner Magic Quadrant for Supply Chain Planning Solutions, demonstrating that leading companies around the world entrust the Logility® Digital Supply Chain Platform to deliver better business outcomes through a digital, sustainable supply chain that powers their resilient enterprises.
  In the quarter, Logility invited attendees to part two of the webcast series, Deliver Better Business Outcomes – Managing Supply Variability, featuring Lora Cecere, founder, Supply Chain Insights. This event explored how to build a more resilient supply chain to quickly respond to shifts in today’s dynamic market.
  Logility and New Generation Computing, Inc. (NGC), a wholly owned subsidiary of American Software, announced the availability of a digital traceability solution which allows brand owners and retailers to document the chain of custody from component origin to importer of record. During the quarter, United States Customs and Border Protection announced a region-wide withhold release order on cotton products and tomato products produced in China’s Xinjiang Uyghur Autonomous Region. This new solution ensures that companies can prove their imports are free from prohibited materials.
  Logility announced the company won IDC’s SaaS CSAT Award for Supply Chain Management Customer Satisfaction. Logility scored significantly higher than its peers’ average in areas such as low total cost of ownership (TCO), user experience, high availability, industry specialization, out-of-the-box availability, and availability of training. The announcement highlights Logility’s relentless passion to deliver the highest level of customer service and to ensure its customers around the world can rely on the supply chain innovations the company brings to the market.

About American Software, Inc.

Atlanta-based American Software, Inc. (NASDAQ: AMSWA), through its operating entities, delivers an innovative technical platform with AI-powered capabilities for supply chain management and advanced retail planning that is accelerating digital supply chain optimization from product concept to customer availability. Logility, Inc. is helping large enterprise companies transform their supply chain operations to gain a competitive advantage. Recognized for its high-touch approach to customer service, rapid implementations and industry-leading return on investment (ROI), Logility customers include Big Lots, Husqvarna Group, Parker Hannifin, Sonoco Products and Red Wing Shoe Company. Demand Management, Inc. delivers affordable, easy-to-use supply chain planning solutions designed to increase forecast accuracy, improve customer service and reduce inventory to maximize profits and lower costs. Demand Management serves customers such as Siemens Healthcare, AutomationDirect.com and Newfoundland Labrador Liquor Corporation. New Generation Computing, Inc. powers the digital supply chain to enable apparel brand owners and retailers to maximize revenue and profit by accelerating lead times, streamlining product development, and optimizing sourcing and distribution. NGC customers include Brooks Brothers, Carter’s, Destination XL, Fanatics, Foot Locker, Jockey International, Lacoste and Spanx. The comprehensive American Software supply chain and retail planning portfolio delivered in the cloud includes advanced analytics, supply chain visibility, demand, inventory and replenishment planning, Sales and Operations Planning (S&OP), Integrated Business Planning (IBP), supply and inventory optimization, manufacturing planning and scheduling, retail merchandise and assortment planning and allocation, product lifecycle management (PLM), sourcing management, vendor quality and compliance, and product traceability. For more information about American Software, please visit www.amsoftware.com, call (404) 364-7615 or email kliu@amsoftware.com.

Operating and Non-GAAP Financial Measures

The Company includes operating measures (ACV) and other non-GAAP financial measures (EBITDA, adjusted EBITDA, adjusted net earnings and adjusted net earnings per share) in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP-compliant financial information and may be different from the operating or non-GAAP financial information used by other companies. The Company believes that this presentation of ACV, EBITDA, adjusted EBITDA, adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations. ACV is a forward-looking operating measure used by management to better understand cloud services (SaaS and other related cloud services) revenue trends within the Company’s business, as it reflects the Company’s current estimate of revenue to be generated under existing customer contracts in the forward 12-month period. EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income (expense) & other, net, and income tax expense (benefit). Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income (expense) & other, net, income tax expense (benefit) and non-cash stock-based compensation expense.

Forward Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results or performance to differ materially from what is anticipated by statements made herein. These factors include, but are not limited to, continuing U.S. and global economic uncertainty and the timing and degree of business recovery; the irregular pattern of the Company’s revenues; dependence on particular market segments or customers; competitive pressures; market acceptance of the Company’s products and services; technological complexity; undetected software errors; potential product liability or warranty claims; risks associated with new product development; the challenges and risks associated with integration of acquired product lines, companies and services; uncertainty about the viability and effectiveness of strategic alliances; the Company’s ability to satisfy in a timely manner all Securities and Exchange Commission (SEC) required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; as well as a number of other risk factors that could affect the Company’s future performance. For further information about risks the Company could experience as well as other information, please refer to the Company’s current Form 10-K and other reports and documents subsequently filed with the SEC. For more information, contact: Kevin Liu, American Software, Inc., (626) 657-0013 or email kliu@amsoftware.com.

AMERICAN SOFTWARE, INC.
Consolidated Statements of Operations Information
(In thousands, except per share data, unaudited)

	Fourth Quarter Ended			Twelve Months Ended
	April 30,			April 30,
	2021	2020	Pct Chg.	2021	2020	Pct Chg.
Revenues:
Subscription fees	$8,062	$6,281	28%	$28,877	$22,033	31%
License fees	1,226	1,063	15%	2,993	7,582	(61%)
Professional services & other	10,065	11,503	(13%)	39,616	42,774	(7%)
Maintenance	9,213	10,426	(12%)	39,922	43,077	(7%)
Total Revenues	28,566	29,273	(2%)	111,408	115,466	(4%)

Cost of Revenues:
Subscription services	3,117	2,780	12%	11,884	9,491	25%
License fees	405	829	(51%)	1,921	4,798	(60%)
Professional services & other	6,461	7,983	(19%)	29,093	30,695	(5%)
Maintenance	1,922	1,773	8%	7,530	7,324	3%
Total Cost of Revenues	11,905	13,365	(11%)	50,428	52,308	(4%)
Gross Margin	16,661	15,908	5%	60,980	63,158	(3%)
Operating expenses:
Research and development	4,306	4,431	(3%)	17,584	18,518	(5%)
Less: capitalized development	(16)	(473)	(97%)	(620)	(3,170)	(80%)
Sales and marketing	5,102	5,712	(11%)	20,304	21,958	(8%)
General and administrative	5,306	4,532	17%	19,139	19,422	(1%)
Provision for doubtful accounts	-	64	-	-	97	-
Amortization of acquisition-related intangibles	53	53	0%	212	285	(26%)

Total Operating Expenses	14,751	14,319	3%	56,619	57,110	(1%)
Operating Earnings	1,910	1,589	20%	4,361	6,048	(28%)
Interest Income(Expense) & Other, Net	1,765	(1,465)	nm	4,487	750	498%
Earnings Before Income Taxes	3,675	124	2864%	8,848	6,798	30%
Income Tax Expense/ (Benefit)	623	(421)	nm	759	56	1255%
Net Earnings	$3,052	$545	460%	$8,089	$6,742	20%
Earnings per common share: (1)
Basic	$0.09	$0.02	350%	$0.25	$0.21	19%
Diluted	$0.09	$0.02	350%	$0.24	$0.21	14%

Weighted average number of common shares outstanding:
Basic	32,788	32,165		32,559	31,747
Diluted	33,685	32,688		33,169	32,367

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AMERICAN SOFTWARE, INC.
NON-GAAP MEASURES OF PERFORMANCE
(In thousands, except per share data, unaudited)

	Fourth Quarter Ended			Twelve Months Ended
	April 30,			April 30,
	2021	2020	Pct Chg.	2021	2020	Pct Chg.
NON-GAAP Operating Earnings:
Operating Earnings (GAAP Basis)	$1,910	$1,589	20%	$4,361	$6,048	(28%)
Amortization of acquisition-related intangibles	53	311	(83%)	772	1,600	(52%)
Stock-based compensation	645	517	25%	2,546	2,027	26%
NON-GAAP Operating Earnings:	2,608	2,417	8%	7,679	9,675	(21%)

Non-GAAP Operating Earnings, as a % of revenue	9%	8%		7%	8%

	Fourth Quarter Ended			Twelve Months Ended
	April 30,			April 30,
	2021	2020	Pct Chg.	2021	2020	Pct Chg.
NON-GAAP EBITDA:
Net Earnings (GAAP Basis)	$3,052	$545	460%	$8,089	$6,742	20%
Income Tax Expense/ (Benefit)	623	(421)	nm	759	56	1255%
Interest Income(Expense) & Other, Net	(1,765)	1,465	nm	(4,487)	(750)	498%
Amortization of intangibles	1,011	1,637	(38%)	4,987	7,471	(33%)
Depreciation	158	156	1%	623	632	(1%)
EBITDA (earnings before interest, taxes, depreciation and amortization)	3,079	3,382	(9%)	9,971	14,151	(30%)

Stock-based compensation	645	517	25%	2,546	2,027	26%
Adjusted EBITDA	$3,724	$3,899	(4%)	$12,517	$16,178	(23%)

EBITDA, as a percentage of revenues	11%	12%		9%	12%

Adjusted EBITDA, as a percentage of revenues	13%	13%		11%	14%

	Fourth Quarter Ended			Twelve Months Ended
	April 30,			April 30,
	2021	2020	Pct Chg.	2021	2020	Pct Chg.
NON-GAAP EARNINGS PER SHARE:
Net Earnings (GAAP Basis)	$3,052	$545	460%	$8,089	$6,742	20%
Amortization of acquisition-related intangibles (2)	40	267	(85%)	631	1,385	(54%)
Stock-based compensation (2)	490	443	11%	2,079	1,752	19%
Adjusted Net Earnings	$3,582	$1,255	185%	$10,799	$9,879	9%

Adjusted non-GAAP diluted earnings per share	$0.11	$0.04	175%	$0.33	$0.31	6%

	Fourth Quarter Ended			Twelve Months Ended
	April 30,			April 30,
	2021	2020	Pct Chg.	2021	2020	Pct Chg.
NON-GAAP Earnings Per Share
Net Earnings (GAAP Basis)	$0.09	$0.02	350%	$0.24	$0.21	14%
Amortization of acquisition-related intangibles (2)	-	0.01	nm	0.02	0.05	(60%)
Stock-based compensation (2)	0.02	0.01	100%	0.07	0.05	40%
Adjusted Net Earnings	0.11	$0.04	175%	0.33	$0.31	6%

	Fourth Quarter Ended			Twelve Months Ended
	April 30,			April 30,
	2021	2020	Pct Chg.	2021	2020	Pct Chg.
Amortization of acquisition-related intangibles
Cost of license	$-	$258	(100%)	$560	$1,315	(57%)
Operating expenses	53	53	0%	212	285	(26%)
Total amortization of acquisition-related intangibles	$53	$311	(83%)	$772	$1,600	(52%)

Stock-based compensation
Cost of revenues	$37	$43	(14%)	$140	$137	2%
Research and development	52	41	27%	182	158	15%
Sales and marketing	46	51	(10%)	303	311	(3%)
General and administrative	510	382	34%	1,921	1,421	35%
Total stock-based compensation	$645	$517	25%	$2,546	$2,027	26%

(1) - Basic per share amounts are the same for Class A and Class B shares. Diluted per share amounts for Class A shares are shown above. Diluted per share for Class B shares under the two-class method are $0.09 and $0.25 for the three and twelve months ended April 30, 2021, respectively. Diluted per share for Class B shares under the two-class method are $0.02 and $0.22 for the three and twelve months ended April 30, 2020, respectively.

(2) - Tax affected using the effective tax rate excluding a discrete item related to excess tax benefit for stock options for the three and twelve month periods ended April 30, 2021 of 24.0% and 18.3% and 14.3% and 13.5% for the three and twelve month periods ended April 30, 2020, respectively.

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AMERICAN SOFTWARE, INC.
Consolidated Balance Sheet Information
(In thousands)
(Unaudited)
	April 30,	April 30,
	2021	2020

Cash and Cash Equivalents	$88,658	$79,814
Short-term Investments	16,006	14,161
Accounts Receivable:
Billed	24,438	22,582
Unbilled	2,201	2,425
Total Accounts Receivable, net	26,639	25,007
Prepaids & Other	5,320	6,684
Current Assets	136,623	125,666

Investments - Non-current	-	701

PP&E, net	3,428	3,373
Capitalized Software, net	4,767	8,362
Goodwill	25,888	25,888
Other Intangibles, net	360	1,132
Deferred Sales Commissions - Non-current	2,474	2,177
Lease Right of Use Assets	1,454	2,053
Other Non-current Assets	2,163	1,941
Total Assets	$177,157	$171,293

Accounts Payable	$1,732	$1,643
Accrued Compensation and Related costs	6,129	6,635
Dividend Payable	3,615	3,547
Operating Lease Obligation - Current	739	763
Other Current Liabilities	1,307	643
Deferred Revenues - Current	37,142	34,227
Current Liabilities	50,664	47,458

Operating Lease Obligation - Non-current	821	1,424
Deferred Tax Liability - Non-current	2,627	2,897
Other Long-term Liabilities	654	92
Long-term Liabilities	4,102	4,413

Total Liabilities	54,766	51,871

Shareholders' Equity	122,391	119,422

Total Liabilities & Shareholders' Equity	$177,157	$171,293

AMERICAN SOFTWARE, INC.
Condensed Consolidated Cashflow Information
(In thousands)
(Unaudited)

	Twelve Months Ended
	April 30,
	2021	2020

Net cash provided by operating activities	$17,756	$25,982

Capitalized computer software development costs	(620)	(3,170)
Purchases of property and equipment, net of disposals	(678)	(420)

Net cash used in investing activities	(1,298)	(3,590)

Dividends paid	(14,311)	(13,938)
Proceeds from exercise of stock options	6,697	10,072

Net cash used in financing activities	(7,614)	(3,866)

Net change in cash and cash equivalents	8,844	18,526
Cash and cash equivalents at beginning of period	79,814	61,288

Cash and cash equivalents at end of period	$88,658	$79,814

Contacts

Financial Information Press Contact:
Vincent C. Klinges
Chief Financial Officer
American Software, Inc.
(404) 264-5477